Exhibit 10.1

DEBTOR IN POSSESSION NOTE PURCHASE AGREEMENT

THIS DEBTOR IN POSSESSION NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October 22, 2012, by and between Airtronic USA Inc., an Illinois corporation (the “Company”) and Global Digital Solutions, Inc., a New Jersey corporation (the “Lender”).

RECITALS

A.           The Company is a debtor in possession under Chapter 11 of the Bankruptcy Code in Case No. 12- 09776 (“Bankruptcy Case”) that is pending in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).

B.           The Company has an immediate need for funds to continue to operate its business and the Company has requested that Lender provide a post-petition bridge loan in the maximum amount of $2,000,000 (the “Maximum Amount”).

C.           The Lender is willing to extend a first priority secured post-petition bridge loan to the Company in the Maximum Amount, with an initial funding of $750,000 (“Initial Funding Amount”) to be made to the Company on or before 5:00 PM CDT on Tuesday, October 23, 2012, (the “Bridge Loan”), (the balance of which may or may not be loaned to the Company in the sole and absolute discretion of Lender), upon the terms and subject to the conditions set forth in the this Agreement.

D.           The Company is willing to sell and Lender is willing to purchase from the Company Secured Promissory Notes up to the Maximum Amount which shall accrue interest at the rate of 8 1/4% per annum, substantially in the form attached hereto as Exhibit A annexed hereto (a “Note” and, collectively with the other Notes issued hereunder, the “ Notes”), including, without limitation, the requirement that the Obligations (as defined herein) of the Company hereunder be afforded the treatment, rights and protections set forth in sections 364(c)(1), 364(c)(3), 364(d)(1) and 364(e) of the Bankruptcy Code.

E.           The Company’s obligations under the Notes, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured by a first priority lien on all of the assets of the Company, pursuant to the terms of a Security Agreement substantially in the form attached hereto as Exhibit B annexed hereto (the “Security Agreement”).

NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.           Certain Definitions.

(a)          When used herein (or when used in the Note or Security Agreement if not otherwise defined therein), the following terms shall have the respective meanings indicated:

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Accounts” means all “ accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Company, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of the Company’ rights in, to and under all purchase orders or receipts for goods or services, (c) all of the Company’ rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to the Company for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Company or in connection with any other transaction (whether or not yet earned by performance on the part of the Company), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

“Authorized Person” means any officer or other employee of the Company.

“Bankruptcy Code” means 11 U.S.C. §101 et al, as in effect from time to time.

“Board of Directors” means the Company’s board of directors.

“Books and Records ” means the Company’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information) including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease.

“Change of Control” (a) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (b) Merriellyn Kett ceases to directly own and control 100% of the outstanding shares of common stock of the Company.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by the Company.

“Closing” and “Closing Date” have the respective meanings specified in Section 2 of this Agreement.

“Code” means the Illinois Uniform Commercial Code, as in effect from time to time.

“Collateral” means all of Company’s now owned or hereafter acquired right, title, and interest in and to each of the following: Accounts, Books and Records, Chattel Paper, Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Intellectual Property, Insurance Proceeds, Instruments, Inventory, Investment Property, Supporting Obligations and Letter -of-Credit Rights, Trademarks, Commercial Tort Claims, any other asset that the Company now owns or hereafter acquires or comes into the possession of, and to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Company.

“Commercial Tort Claims” means all “commercial tort claims,” as such term is defined in the Code, now owned or hereafter acquired by the Company

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Committee” means the official statutory committee of unsecured creditors appointed in the Bankruptcy Case pursuant to Section 1102 of the Bankruptcy Code, if any.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by the Company, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Company may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Entry Date” means the date of the entry of the Final Order.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located and, in any event, including all of Borrower’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of the Company.

“Event of Default” has the meaning specified in the Notes and the Security Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date of this Agreement. “FEIN” means Federal Employer Identification Number.

“Final Order” means an order of the Bankruptcy Court entered in the Bankruptcy Case after the Final Hearing (as defined in the Interim Order) pursuant to Sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing the Company, as debtor-in-possession, to continue to incur secured indebtedness pursuant to Section 364 of the Bankruptcy Code, this Agreement and the Loan Documents, which order shall be in form and substance satisfactory to Lender in its sole discretion.

“Financing Order” means the Interim Order until such time as the Final Order shall have become effective upon which event, “Financing Order” shall mean the Final Order.

“First Day Orders” means all orders entered by the Bankruptcy Court based on the motions filed on the date of filing of the Bankruptcy Cases.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by the Company.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Company, including all right, title and interest that such credit party may now or hereafter have in or under any contract, all payment intangibles, customer lists, licenses, copyrights, trademarks, patents, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any trademark or trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and investment property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by the Company, wherever located, including embedded software to the extent included in “goods” as defined in the Code, including, but not limited to, all Inventory.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

“Indebtedness” means (a) all obligations of the Company for borrowed money, (b) all obligations of the Company evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of the Company in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of the Company under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of the Company for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of the Company’ business and repayable in accordance with customary trade practices), and (f) any obligation of the Company guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to the Company) any obligation of any other Person.

“Intellectual Property” means all of the right, title, and interest in and to the following:

(a)           its Copyrights, Trademarks and Patents;
(b)           any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)           any and all source code;
(d)           any and all design rights which may be available;

(e)           any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)           all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Insolvency Proceeding ” means, with respect to the Company, the Bankruptcy Case, and with respect to any other Person, any proceeding commenced by or against such Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writing s that constitute, Chattel Paper.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Interim Order” means the order of the Bankruptcy Court entered in the Bankruptcy Case on the date hereof, pursuant to Sections 363 and 364 of the Bankruptcy Code, inter alia, authorizing the Company to incur secured indebtedness pursuant to Section 364 of the Bankruptcy Code and to enter into this Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by the Company, wherever located, whether now owned or hereinafter acquired, of whatever kind, nature or description, that are held by or on behalf of the Company for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in the Company’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to the Company by its customers or repossessed by the Company and all of the Company’s right, title and interest in and to the foregoing (including all of the Company’s rights as a seller of goods);

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by the Company, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of the Company, including the rights of the Company to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of the Company; (iv) all commodity contracts of the Company; and (v) all commodity accounts held by the Company.

“Lender” has the meaning set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 9(e).

“Lender Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Company under any of the Loan Documents that are paid or incurred by the Lender, (b) fees or charges paid or incurred by the Lender in connection with the Lender’s transactions with the Company, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to the Company (by wire transfer or otherwise), (d) charges paid or incurred by the Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Lender related to audit examinations of the Company’s Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender’s relationship with the Company or any guarantor of the Obligations, (h) the Le nder’s reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) the Lender’s reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning the Company or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any remedial action concerning the Collateral, as such term is defined in the Security Agreement.

“Lender’s Liens” means the Liens granted by the Company to Lender under this Agreement or the other Loan Documents.

“Lender-Related Persons” means Lender together with its Affiliates, officers, directors, employees, and agents.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Documents” means this (i) Agreement, (ii) the Note(s), (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company in connection with this Agreement and payable to Lender, the Interim Order, the Final Order, and any other agreement entered into, now or in the future, by the Company and Lender in connection with this Agreement.

“Maturity Date” has the meaning specified in the Notes.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company taken as a whole, (ii) the ability of the Company to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Lender is entitled under this Agreement or any of the other Transaction Documents.

“Obligations” means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), obligations, fees (including the fees provided for herein), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by the Company to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that the Company is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” shall mean either (a) the indebtedness of the Maker existing on the date of issuance of this Note and set forth on Schedule I hereto, and (b) any indebtedness incurred by the the Company or any successor-in-interest to the Maker in connection with a Subsequent Financing, (c) any indebtedness the proceeds of which are used to repay the Notes in full after giving of appropriate notice as set forth in Section 1(e) above and (d) any indebtedness incurred in the ordinary course of business or consented to by holders a majority of the outstanding principal and interest on the Notes, which consent shall be binding upon the Holder.

“Permitted Liens” means (a) Liens held by Lender, (b) Liens held by the Pre-Petition Lender, (c) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Company and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of the Company and not in connection with the borrowing of money, (h) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of the Company , (i) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (j) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by the Company.

“Permitted Protest” means the right of the Company to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender’s Liens.

“Permitted Subordinated Indebtedness” means has the meaning specified in the Notes with the existing Permitted Indebtedness on Schedule I hereto.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Pre-Petition Lender” means Southport Bank.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of the Company against third parties (i) for past, present or future infringement of any patent or patent license, or (ii) for past, present or future infringement or dilution of any copyright, copyright license, trademark or trademark license, or for injury to the goodwill associated with any trademark or trademark license, (d) any recoveries by the Company against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by the Company and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC § 9601.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” means the Securities Act of 1933 Act, as amended, and the rules and regulations promulgated thereunder.

Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by the Company, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

(b)         Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.           Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth her ein, the Company agrees to sell and the Lender agrees to purchase a Note with a principal amount equal to the amount set forth below such Lender’s name on the signature page hereof. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Ginsberg Jacobs LLC, or such other place as the parties mutually agree upon, when (A) the Financing Order has been given by the Bankruptcy Court and the Pre-Petition Lender has given consent, (B) Loan Documents have been executed and delivered by the Company and the Lender, (C) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (D) payment of the Initial Funding Amount with respect to the Note being purchased by the Lender at the Closing has been made by wire transfer of immediately available funds. At the Closing, the Company shall deliver to the Lender a duly executed instrument representing the Note purchased by the Lender.

3.           Representations and Warranties of the Company. The Company represents and warrants to the Lender as follows, in each case as of the date hereof (and as of the date of each Note):

(a)           The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority, subject to Bankruptcy court approval, to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage.

(b)           The Company has the requisite corporate power and authority, subject to Bankruptcy Court approval, to execute, deliver and perform its obligations under this Agreement and to issue and sell the Notes. Except for Bankruptcy Cou rt approval, all necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents. Subject to Bankruptcy Court approval, the Transaction Documents have been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           Except for Bankruptcy Court approval, no consent of any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of any of the Transaction Documents or the issuance and sale of the Notes.

(d)           Upon Bankruptcy Court approval, the execution, delivery and performance by Company of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of the Company’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to the Company, or its assets or properties, (iii) contrave ne, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company or any of its subsidiaries, if any, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which the Company or any of its Subsidiaries or Affiliates is bound. Except as set forth on Schedule 3(d) hereto, the Company is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Company’s business.

(e)           Company is the sole owner of the Intellectual Property set forth on Schedule 3(e) hereto, and all related asset s and businesses, which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, and (b) material Intellectual Property licensed to Company. Each Patent which it owns or purports to own and which is material to Company’s business is valid and enforceable, and no part of the Intellectual Property which Company owns or purports to own and which is material to Company’s business has been judged invalid or unenforceable, in whole or in part. To the best of Company’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Company’s business.

(f)           Except as set forth on Schedule 3(f) hereto, there are no actions or proceedings pending or, to the knowledge of the Company, threatened in writing by or against Company that ate not stayed by the filing of the Bankruptcy Case involving more than, individually or in the aggregate, Ten Thousand Dollars ($10,000).

(g)           The financial statements of the Company provided to the Lender have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that the financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments.

(h)           The Company has fully disclosed its business, plans and financial condition to Lender, and has provided all materials that have been requested by Lender, including, without limitation, the following, all of which are attached hereto as schedules:

i.              As of and for the nine months ended September 30, 2012, the Company’s balance sheet and income statement, prepared in accordance with generally accepted accounting principles.

ii.             As of September 30, 2012, a detailed aging of accounts receivable and accounts payable;

iii.            As of September 30, 2012, a schedule of all the secured and unsecured debt and lease obligations of the Company;

iv.            The most recent Company filing with the Bankruptcy Court; and

v.             A current list of employees and their gross pay;

vi.            Any such other debts or obligations of the Company, including unrecorded debts and liabilities, not listed elsewhere.

4.           Representations, Warranties and Covenants of Lender. Lender hereby represents and warrants to, and agrees with, the Company as follows:

(a)           Lender is an “Accredited Investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(b)           Each of the Loan Documents to which Lender is party has been duly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           The execution, delivery and performance by Lender of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Lender’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to Lender or its assets or properties, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or a ward of any Governmental Authority by which Lender or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which Lender is bound.

(d)           Lender hereby acknowledges and represents that Lender is able to bear the economic risk which Lender hereby assumes.

(e)           Lender understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(f)           Lender acknowledges that Lender has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Notes. In particular, Lender agrees that no sale, assignment or transfer of any of the Notes acquired by Lender shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Notes is registered under the Securities Act, it being understood that the Notes are not currently registered for sale and that the Company has no obligation to so register the Notes; or (b) the Notes are sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Securities Act. Lender further understands that an opinion of counsel satisfactory to the Company and other documents may be required to transfer the Notes.

(g)           Lender acknowledges that the Notes to be acquired will be subject to a stop transfer order and any certificate or certificates evidencing any Notes shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(h)           Lender will acquire the Notes issued hereunder for Lender’s own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws.

(i)           Lender is not entering into this Agreement or purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation by a person other than a representative of the Company with which Lender had a pre-existing relationship.

5.         Additional Covenants of the Company.

(a)           Notice of Event of Default. Upon the occurrence of an Event of Default, the Company shall notify the Lender(s) of the nature of such Event of Default as soon as practicable (but in no event later than five (5) Business Day after the Company becomes aware of such Event of Default).

(b)           Security; Effectiveness of the Security Document . Pursuant to subsections 364(c)(2) and 364(c)(2)(3) and 364(d)(1) of the Bankruptcy Code and the Financing Order, all Obligations will be secured by a first priority perfected Lien on the Collateral. The Company and the Lender hereby agree that the Security Document (as defined below) shall be deemed executed, delivered and in effect, without any further action by any party, effective as of the date (the “Release Date”) hereof. As used herein, the term “Security Document” means the Security Agreement.

(c)           Priority. Pursuant to Section 364(c) of the Bankruptcy Code and the Financing Order, all Obligations at all times shall constitute allowed super-priority administrative expense claims in each of the Bankruptcy Cases with priority in payment over any and all administrative expenses of the kinds specified in the Bankruptcy Code, including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507(a), 546(c), 726 and 1112 of the Bankruptcy Code, and shall at all times be senior to the rights of the Company, and any successor trustee or any creditor, in the Bankruptcy Cases or any subsequent proceedings under the Bankruptcy Code.

6.         Intentionally Omitted.

7.         Conditions Precedent to Lender’s Obligations.

7.1       Conditions Precedent to Lender’s Obligations at the Closing. The Lender’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by Lender in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

(a)           the representations and warranties of the Company set forth in the Loan Documents shall be true and correct in all material respects as o f such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

(b)           the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in the Loan Agreement that are required to be complied with or performed by the Parent or Company on or before the Closing;

(c)           the Company shall have executed and delivered to the Lender the Note being purchased by the Lender at the Closing;

(d)           the Company shall have delivered to the Lender resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents;

(e)           there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements; and

(f)           there shall be no injunction, restr aining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

7.2       Conditions Precedent to the Initial Extension of Credit. The obligation of Lender (or any member thereof) to advance the Initial Funding Amount, the Maximum Amount, or any portion thereof (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

(a)           The Interim Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed except for modifications and amendments that are reasonably acceptable to the Lender;

(b)           Lender shall have a valid and perfected lien on and security interest in the Collateral having the priorities set forth herein and in the Interim Order and the Financing Order;

(c)           No order shall have been entered (i) for the appointment of a trustee or examiner with enlarged powers with respect to the operation of the Company’s business, or (ii) to convert the Bankruptcy Case to Chapter 7 cases or to dismiss the Bankruptcy Case;

(d)           All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

7.2       Conditions Precedent to all Extensions of Credit. The obligation of the Lender to advance the Initial Funding Amount, the Maximum Amount, or any portion thereof (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

(a)           the Interim Order (if prior to the Entry Date) or the Final Order (if on or after the Entry Date), as the case may be, shall, on the date of the entry thereof, be in form and substance satisfactory to Lender, shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications, and amendments agreed to in writing by the Lender;

(b)           the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

(d)           no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against the Company, Lender, or any of their Affiliates.

8.         Conditions to Company’s Obligations at the Closing. The Company’s obligations to affect the Closing with Lender is conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)           the representations and warranties of Lender set forth in this Agreement and in the other Loan Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(b)           Lender shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by Lender on or before the Closing;

(c)           there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents; and

(d)           Lender shall have executed each Loan Document to which it is a party and shall have delivered the same to the Company.

9.         General Provisions.

(a)           Choice of Law and Venue; Jury Trial Waiver.

(i)           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(ii)          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. COMPANY AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON  CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(a)(ii).

(iii)         COMPANY AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. COMPANY AND THE LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b)          Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be as set forth below until notice is received that any such address or contact information has been changed:

To the Company:
Airtronic USA, Inc.
1860 Jarvis Avenue
Elk Grove Village, IL 60007
Attention: Merriellyn Kett

With a copy (which shall not constitute notice) to:

Ginsberg Jacobs LLC
300 South Wacker Drive, Suite 2750
Chicago, IL 60606
Attn: Matthew R. Zakaras

and to:

Swanson, Martin & Bell, LLP
2525 Cabot Drive, Suite 204
Lisle, IL 60532
Attn: Charles S. Stahl, Jr.

To Lender:
Global Digital Solutions, Inc.
9477 Greenback Lane
Folsom, CA 95630
Attention: William Delgado

With a copy (which shall not constitute notice) to:

Global Digital Solutions, Inc.
14 Saint George Pl.
Palm Beach Gardens, FL 33418
Attn: David Loppert

(c)           Entire Agreement. Except as otherwise provided herein, this Agreement, the Note, the Security Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)           Amendment. This Agreement may only be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(e)           Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither Borrower may assign this Agreement nor any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder and no consent or approval by Borrowers is required in connection with any such assignment.

(f)           Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(h)           Expenses. The Company shall bear all of its expenses and the Lender Expenses incurred with respect to this transaction.

(i)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(j)           Counsel. All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement. Each of the parties has been provided the opportunity to be represented by counsel of its choice and has been encouraged to seek separate representation to the extent that it deems such desirable, but the absence of such shall not be asserted as a basis for the enforceability or interpretation of any of the terms or provisions of this Agreement, or as a reason to seek disqualification of the Company’s counsel in any controversy or proceeding.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written

"COMPANY" AIRTRONIC USA, INC

By:	/s/ Merriellyn Kett
Printed Name: MERRIELLYN KETT
Printed Title: CEO

(LENDER SIGNATURE PAGE FOR NOTE PURCHASE AGREEMENT)

"LENDER"
GLOBAL DIGITAL SOLUTIONS, INC.

By:	/s/ William J. Delgado
Printed Name: WILLIAM J. DELGADO
Printed Title: CEO

Principal Amount of Note Purchased at Closing: $750,000.00

ADDRESS:

9477 Greenback Lane
Folsom, CA 95630
Attention: William Delgado